SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

LIFECELL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	01-19890	76-0172936
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Millenium Way Branchburg, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

In connection with the negotiation and execution of the Agreement and Plan of Merger (the “Merger Agreement”) by and among Kinetic Concepts, Inc. (“KCI”), Leopard Acquisition Sub, Inc. and LifeCell Corporation (“LifeCell”) dated as of April 7, 2008, KCI indicated its desire to have new employment agreements and confidentiality, assignment of conditions and inventions, non-competition and non-solicitation agreements, which we refer to herein as “Covenants Agreements”, with Paul G. Thomas (the current Chief Executive Officer and President of LifeCell), Steven T. Sobieski (the current Chief Financial Officer of LifeCell) and Lisa N. Colleran (the current Senior Vice President, Operations of LifeCell). Accordingly, KCI negotiated new employment and Covenants Agreements with each employee named above, which agreements were executed on April 7, 2008. The terms of the employment agreements, together with the Covenants Agreements executed by each of the employees, will be effective as of the closing of the Offer (as defined in the Merger Agreement) and will supersede the terms of their prior employment agreements, offer letters, severance agreements, change in control agreements and confidentiality, assignment of contributions and inventions, non-competition and non-solicitation agreements, as applicable.

The descriptions of the agreements that follow do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements described, copies of which are attached as exhibits to this report and incorporated in this report by reference.

Paul G. Thomas

Position:

Mr. Thomas’ employment agreement provides that he will serve as LifeCell’s President.

Compensation and Benefits:

Under Mr. Thomas’ employment agreement, he will be paid a base salary equal to his current base salary of $525,000 on an annualized basis (which base salary may not be decreased). Mr. Thomas will be entitled to participate in LifeCell’s incentive compensation plan, with a target bonus for calendar year 2008 equal to his current target bonus of 70% of base salary. Mr. Thomas also will receive a retention bonus in the amount of $2,700,000, payable as a lump sum cash payment on January 31, 2010, provided that he has not provided notice to LifeCell of his intention to terminate his employment by such date and subject to his continued employment with LifeCell on that date. In addition, Mr. Thomas will receive a one-time initial equity grant at a Black-Scholes value of approximately $2,500,000 covering common stock of KCI pursuant to the KCI 2004 Equity Plan (“2004 Plan”), approximately 50% of which will be in the form of stock options (which will vest in 4 equal annual installments, commencing as of the closing of the Offer), 25% of which will be in the form of restricted stock (which will vest in full on the third anniversary of the closing of the Offer), and 25% of which will be in the form of restricted stock units (which shall vest in the first quarter of 2011, provided that for the 2010 fiscal year LifeCell reaches revenues of $370,100,000 and operating income of $90,800,000). Mr. Thomas also is entitled to participate in the 2004 Plan or any successor equity compensation plan, as well as in LifeCell’s employee benefit plans and programs (excluding severance plans). Mr. Thomas will also receive an automobile allowance of $15,000/year.

Term and Termination:

Mr. Thomas’ employment under the employment agreement will continue until it is terminated (a) as a result of Mr. Thomas’ death or in the event he becomes “disabled” (as defined in Section 409(A)(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”)), (b) by the Company with or without “cause” (as defined below), (c) by Mr. Thomas with or without “good reason” (as defined below), or (d) by mutual agreement.

The term “cause” generally is defined in Mr. Thomas’ employment agreement as: (a) a conviction for a crime involving moral turpitude, including, but not limited to fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of LifeCell; (b) a material breach by Mr. Thomas of the employment agreement or his Covenants Agreement that substantially impairs LifeCell’s interest in the employment agreement or the Covenants Agreement; or (c) acts that, in the judgment of the Board, constitute willful misconduct to the material detriment of LifeCell.

In Mr. Thomas’ employment agreement, the term “good reason” generally refers to LifeCell doing any of the following without Mr. Thomas’ consent (except actions during the period commencing on the closing of the Offer and ending eighteen (18) months after the closing of the Offer): (a) assign to Mr. Thomas any duties inconsistent with his position and authority; (b) remove Mr. Thomas from his position as President; (iii) reduce Mr. Thomas’ annual base salary; (iv) fail to provide Mr. Thomas benefits substantially similar to those he receives as of the closing of the Offer (unless such benefit change(s) are applicable to all executive level employees); (v) fail to provide him office space, related facilities and support personnel; or (vi) require Mr. Thomas to be relocated to an office that will necessitate his commuting more than 25 additional miles each way.

Severance Payments:

If Mr. Thomas is terminated as a result of his death or disability, in addition to accrued compensation and vested benefits, he is entitled to: (a) a pro rata bonus (based upon the greater of the prior year’s annual bonus or the target bonus for the year of termination), pro-rated based on the number of days he was employed during the year of termination and payable in a lump sum; and (b) if such termination occurs prior to January 31, 2010, a pro rata retention bonus equal to the aggregate amount of his retention bonus, pro-rated based on the number of days he was employed since the closing of the Offer.

If Mr. Thomas is terminated without cause (as defined above) or he resigns for good reason (as defined above), in addition to accrued compensation and vested benefits and the pro-rata bonus described above, he is entitled to: (a) payment in the amount equal to the product of (i) 1.5, and (ii) the sum of his annualized base salary and bonus (based on the greater of the prior year’s bonus or his target bonus for the year of termination), payable in a lump sum; (b) the retention bonus (to the extent not previously paid), payable in a lump sum; and (c) eighteen (18) months of subsidized COBRA coverage.

Separation payments and benefits are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Payments upon a Trigger Event:

Under Mr. Thomas’ employment agreement, if there occurs a “trigger event,” in addition to accrued compensation and vested benefits, he will be entitled to receive: (a) payment in an aggregate amount equal to the product of (i) 2.9, and (ii) the sum of his annualized base salary and bonus (based upon the greater of his bonus for the year prior to the trigger event or his target bonus for the year in which the trigger event occurred), payable in a lump sum; (b) the retention bonus (to the extent not previously paid), payable in a lump sum; and (c) subsidized COBRA coverage for 18 months. In addition, if the “trigger event” occurs on or after July 1 in any calendar year, Mr. Thomas will also be entitled to receive 50% of his target bonus for the year in which the trigger event occurred.

A “trigger event” is defined to include a termination of Mr. Thomas’ employment with LifeCell at any time during the period commencing on the closing of the Offer and ending on the eighteen (18) month anniversary of the closing of the Offer, other than (a) a termination by LifeCell for “cause” (as defined below), or (b) a termination by Mr. Thomas without “good reason” (as defined below).

Under the terms of Mr. Thomas’ employment agreement and for purposes of this subsection “Payments upon a Trigger Event” only, the term “cause” generally is defined as (a) conviction of any crime that constitutes a felony or a criminal offense involving moral turpitude, (b) a material breach of his Covenants Agreement that substantially impairs LifeCell’s interest in the Covenants Agreement, or (c) intentionally engaging in conduct that is materially injurious to LifeCell or its successor that is not cured by him within a reasonable period of time after notice is given.

Further, under the terms of Mr. Thomas’ employment agreement, and for purposes of this subsection “Payments upon a Trigger Event” only, the term “good reason” generally is defined as (a) the failure of LifeCell or its successor, without Mr. Thomas’ consent, to pay any amounts due to Mr. Thomas or to fulfill any other material obligations to Mr. Thomas under the employment agreement, (b) action by LifeCell or its successor that results in a material diminution, without Mr. Thomas’ prior consent, in Mr. Thomas’ duties and responsibilities, (c) any decrease, without Mr. Thomas’ consent, in his base salary, target bonus opportunity, or in the level or in the value of Mr. Thomas’ benefits (unless the benefit(s) changes are applicable to all executive level employees), (d) any relocation of the offices of LifeCell or its successor, without Mr. Thomas’ consent, such that he would be required to commute more than 25 miles each way, or (e) continued employment of Mr. Thomas by LifeCell or its successor would be substantially likely to cause Mr. Thomas to breach a material obligation that he reasonably believes is owed to any prior employer or any other third party.

Payments and benefits upon a trigger event are in lieu of the severance payments described in the paragraph above captioned “Severance Payments” and are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Indemnification; Director and Officer (D&O) Insurance:

Under Mr. Thomas’ employment agreement, he will be indemnified against all claims arising out of his actions or omissions during his employment to the fullest extent provided by (a) LifeCell’s Certificate of Incorporation and/or Bylaws, (b) LifeCell’s D&O liability and general insurance policies, and (c) under the Delaware General Corporation Law, as each may be amended. LifeCell is obligated to maintain D&O liability and general insurance policies to fund the indemnity in the same amount and to the same extent it maintains such coverage for the benefit of its other officers and directors.

Modification for 280G Parachute Payments:

In the event that any payment or benefit that Mr. Thomas would receive from LifeCell would otherwise constitute a “parachute payment” under Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, such payment and benefits will be reduced to an amount equal to either (a) the largest portion of the payment and benefits that would result in no portion of the payment and benefits being subject to the excise tax, or (b) the largest portion of the payment, up to and including the total, whichever amount, after taking into account all taxes and the excise tax, results in Mr. Thomas’ receipt, on an after-tax basis, of the greater amount of the payments and benefits.

Steven T. Sobieski

Position:

Mr. Sobieski’s employment agreement provides that he will continue to serve as LifeCell’s Chief Financial Officer.

Compensation and Benefits:

Under Mr. Sobieski’s employment agreement, he will be paid a base salary at the annualized rate of $305,025 (which base salary may not be decreased). Mr. Sobieski will be entitled to participate in LifeCell’s incentive compensation plan, with a target bonus for calendar year 2008 of 40% of base salary (“2008 Target”) and he will be entitled to a bonus for 2008 equal to the 2008 Target. Mr. Sobieski also will receive a retention bonus in the amount of $854,574, payable as a lump sum cash payment on the twelve (12) month anniversary of the closing of the Offer, subject to his continued employment with LifeCell on that date. Mr. Sobieski also is entitled to participate in the 2004 Plan or any successor equity compensation plan, as well as in LifeCell’s employee benefit plans and programs (excluding severance plans).

Term and Termination:

Mr. Sobieski’s employment under the employment agreement continues until it is terminated (a) as a result of Mr. Sobieski’s death or in the event he becomes “disabled” (as defined in Section 409(A)(a)(2)(C) of the Code), (b) by the Company with or without “cause” (as defined below), (c) by Mr. Sobieski with or without “good reason” (as defined in the subsection below captioned “Payments upon a Trigger Event”), or (d) by mutual agreement.

The term “cause” generally is defined in Mr. Sobieski’s employment agreement as generally (a) conviction of, guilty plea to, or confession of guilt of, a felony or crime involving moral turpitude, (b) commission of a fraudulent, illegal or dishonest act in respect of LifeCell or its successors, (c) willful misconduct or gross negligence that reasonably could be expected to be injurious to LifeCell’s or its successors’ business, operations or reputation, (d) material violation LifeCell’s internal policies, unless cured, (e) material failure to perform his duties as assigned, unless cured, or (f) a material breach of his employment agreement or a breach of his Covenants Agreement.

Severance Payments:

If Mr. Sobieski is terminated as a result of his death or disability, in addition to accrued compensation and vested benefits, he is entitled to: (a) a pro rata bonus (based upon the greater of the prior year’s annual bonus or the target bonus for the year of termination), pro-rated based on the number of days he was employed during the year of termination and payable in a lump sum; and (b) if such termination occurs prior to the twelve (12) month anniversary of the closing of the Offer, the retention bonus (to the extent not previously paid), payable in a lump sum.

If Mr. Sobieski is terminated without cause, in addition to accrued compensation and vested benefits and the pro-rata bonus described above, he is entitled to: (a) payment in the amount equal to twelve (12) months base salary, payable in a lump sum; (b) the retention bonus (to the extent not previously paid), payable in a lump sum; and (c) 12 months of subsidized COBRA coverage and an additional 6 months of COBRA coverage at LifeCell’s sole expense.

Separation payments and benefits are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Payments upon a Trigger Event:

Under Mr. Sobieski’s employment agreement, if there occurs a “trigger event,” in addition to accrued compensation and vested benefits and the pro-rata bonus described above, he will be entitled to receive: (a) the retention bonus (to the extent not previously paid), payable in a lump sum; and (b) 12 months of subsidized COBRA coverage and an additional 6 months of COBRA coverage at LifeCell’s sole expense.

A “trigger event” is defined to include a termination of Mr. Sobieski’s employment with LifeCell at any time during the period commencing on the closing of the Offer and ending on the twelve (12) month anniversary of the closing of the Offer, other than (a) a termination by LifeCell for “cause” (as defined below), (b) a termination by Mr. Sobieski without “good reason” (as defined below), or (c) a termination as a result of death or disability.

Under the terms of Mr. Sobieski’s employment agreement and for purposes of this subsection “Payment upon a Trigger Event” only, the term “cause” generally is defined as (a) conviction of any crime that constitutes a felony or a criminal offense involving moral turpitude, (b) breach of his Covenants Agreement, or (c) intentionally engaging in conduct that is materially injurious to LifeCell or its successor that is not cured by him within a reasonable period of time after notice is given.

Further, under the terms of Mr. Sobieski’s employment agreement, the term “good reason” generally is defined as (a) the failure of LifeCell or its successor, without Mr. Sobieski’s consent, to pay any amounts due to Mr. Sobieski or to fulfill any other material obligations to Mr. Sobieski under the employment agreement, (b) any decrease, without Mr. Sobieski’s consent, in his base salary, target bonus opportunity, or in the level or in the value of Mr. Sobieski’s benefits (unless the benefit(s) changes are applicable to all executive level employees), or (c) the requirement by LifeCell or its successor, without Mr. Sobieski’s consent, that either (i) Mr. Sobieski be relocated to an office such that he would be required to commute more than 25 miles each way, or (ii) Mr. Sobieski travel to a materially greater extent than he was required to travel prior to the closing of the Offer.

Payments and benefits upon a trigger event are in lieu of the severance payments described in the paragraph above captioned “Severance Payments” and are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Indemnification; D&O Insurance:

Under Mr. Sobieski’s employment agreement, he will be indemnified against all claims arising out of his actions or omissions during his employment to the fullest extent provided by (a) LifeCell’s Certificate of Incorporation and/or Bylaws, (b) LifeCell’s D&O liability and general insurance policies, and (c) under the Delaware General Corporation Law, as each may be amended. LifeCell is obligated to maintain D&O liability and general insurance policies to fund the indemnity in the same amount and to the same extent it maintains such coverage for the benefit of its other officers and directors.

Modification for 280G Parachute Payments:

In the event that any payment or benefit that Mr. Sobieski would receive from LifeCell would otherwise constitute a “parachute payment” under Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, such payment and benefits will be reduced to an amount equal to either (a) the largest portion of the payment and benefits that would result in no portion of the payment and benefits being subject to the excise tax, or (b) the largest portion of the payment, up to and including the total, which ever amount, after taking into account all taxes and the excise tax, results in Mr. Sobieski’s receipt, on an after-tax basis, of the greater amount of the payments and benefits.

Lisa N. Colleran

Position:

Ms. Colleran’s employment agreement provides that she will continue to serve in her current position as Senior Vice President, Operations.

Compensation and Benefits:

The employment agreement provides for annualized base salary (which base salary may not be decreased) of $299,000. Under the employment agreement, Ms. Colleran is entitled to participate in the Company’s incentive compensation plan with a target bonus for calendar year 2008 of 40% of base salary. Ms. Colleran will receive a cash retention bonus of $837,200 payable as follows: 50% as a lump sum cash payment on the first anniversary of the closing of the Offer and the remaining 50% as a lump sum cash payment on the second anniversary of the closing of the Offer, subject to the her continued employment with LifeCell on such dates. Ms. Colleran also will receive a one-time initial equity grant at a Black-Scholes value of approximately $1,400,000 covering common stock of KCI pursuant to the 2004 Plan, approximately 60% of which will be in the form of stock options (vesting in 4 equal annual installments, commencing as of the closing of the Offer) and approximately 40% of which will be in the form of restricted stock (which will vest in full on the third anniversary of the closing of the Offer). Ms. Colleran is also entitled to participate in the 2004 Plan or any successor equity compensation plan, as well as in LifeCell’s employee benefit plans and programs (excluding severance plans).

Term and Termination:

Ms. Colleran’s employment under her employment agreement will continue until it is terminated (a) as a result of her death or in the event she becomes “disabled” (as defined in Section 409(A)(a)(2)(C) of the Code), (b) by the Company with or without “cause” (as defined below), (c) by Ms. Colleran for any reason or no reason, or (d) by mutual agreement.

The term “cause” generally is defined in the employment agreement as generally Ms. Colleran ‘s (a) conviction of, guilty plea to, or confession of guilt of, a felony or crime involving moral turpitude, (b) commission of a fraudulent, illegal or dishonest act in respect of LifeCell or its successors, (c) willful misconduct or gross negligence that reasonably could be expected to be injurious to LifeCell’s or its successors’ business, operations or reputation, (d) material violation of LifeCell’s internal policies, unless cured, (e) material failure to perform her duties as assigned, unless cured, or (e) material breach of her employment agreement or a breach of her Covenants Agreement.

Severance Payments:

Under her employment agreement, if Ms. Colleran is terminated as a result of her death or disability, in addition to accrued compensation and vested benefits, she is entitled to: (a) a pro rata bonus (based upon the greater of the prior year’s annual bonus or the target bonus for the year of termination), pro-rated based on the number of days she was employed during the year of termination and payable in a lump sum; and (b) if such termination occurs prior to the two (2) year anniversary of the closing of the Offer, a pro rata retention bonus equal to 50% of aggregate amount of her retention bonus, pro-rated based on the number of days she was employed since the closing of the Offer (if the termination occurred prior the one (1) year anniversary of the closing of the Offer) or since the one (1) year anniversary of the closing of the Offer (if the termination occurred following the first anniversary of the closing of the Offer). If Ms. Colleran is terminated without cause, in addition to accrued compensation and benefits and the pro-rata bonus described above, she is entitled to: (1) payment in the amount of twelve (12) months base salary, (2) the retention bonus (to the extent not previously paid), and (3) 12 months of subsidized COBRA coverage and an additional 6 months of COBRA coverage at the Company’s sole expense.

Separation payments and benefits are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Payments upon a Trigger Event:

Under Ms. Colleran’s employment agreement, if there occurs a “trigger event,” Ms. Colleran will be entitled to receive: (a) payment in an aggregate amount equal to the product of (i) 2.0, and (ii) the sum of her base salary and bonus (based upon the greater of her bonus for the year prior to the trigger event or her target bonus for the year in which the trigger event occurred), payable in a lump sum; (b) the retention bonus (to the extent not previously paid), payable in a lump sum; and (c) subsidized COBRA coverage for 12 months and COBRA coverage at the sole cost of the Company for an additional 6 months. If the trigger event occurs on or after July 1 of any calendar year, Ms. Colleran will also be entitled to receive 50% of her target bonus for the year in which the trigger event occurred.

A “trigger event” is defined to include a termination of employment with LifeCell at any time during the period commencing on the closing of the Offer and ending on the twelve (12) month anniversary of the closing of the Offer, other than (a) a termination by LifeCell for cause, (b) a termination as a result of death or disability or (c) a termination by the employee without “good reason” (as defined below).

Also, “good reason” generally is defined as (a) the failure of LifeCell or its successor, without the employee’s consent, to pay any amounts due to the employee or to fulfill any other material obligations to Ms. Colleran under the employment agreement, (b) action by LifeCell or its successor that results in a material diminution, without Ms. Colleran’s prior consent, in her duties and responsibilities, (c) any material decrease, without Ms. Colleran’s consent, in her base salary or (d) any relocation of the offices of LifeCell or its successor, without Ms. Colleran’s consent, such that she would be required to commute more than 25 miles each way.

Payments and benefits upon a trigger event are in lieu of the severance payments described in the paragraph above captioned “Severance Payments” and are conditioned upon the execution of a general release in favor of LifeCell and related parties.

Indemnification; D&O Insurance:

Under Ms. Colleran’s employment agreement, she will be indemnified against all claims arising out of his actions or omissions during her employment to the fullest extent provided by (a) LifeCell’s Certificate of Incorporation and/or Bylaws, (b) LifeCell’s D&O liability and general insurance policies, and (c) under the Delaware General Corporation Law, as each may be amended. LifeCell is obligated to maintain D&O liability and general insurance policies to fund the indemnity in the same amount and to the same extent it maintains such coverage for the benefit of its other officers and directors.

Modification for 280G Parachute Payments:

In the event that any payment or benefit that Ms. Colleran would receive from LifeCell would otherwise constitute a “parachute payment” under Section 280G of the Code and be subject to the excise tax imposed by Section 4999 of the Code, such payment and benefits will be reduced to an amount equal to either (a) the largest portion of the payment and benefits that would result in no portion of the payment and benefits being subject to the excise tax, or (b) the largest portion of the payment, up to and including the total, which ever amount, after taking into account all taxes and the excise tax, results in the employee’s receipt, on an after-tax basis, of the greater amount of the payments and benefits.

Covenants Agreements

The Covenants Agreements signed by Mr. Thomas, Mr. Sobieski and Ms. Colleran on April 7, 2008 prohibit the disclosure of confidential information, provide for the assignment of all “contributions” and “inventions,” and prohibit the employee from engaging in a “competitive business” or soliciting employees, agents, customers, distributors and suppliers during his/her employment and for the following periods: Mr. Thomas—three (3) years from the closing of the Offer or 2 years after the termination of his employment, whichever is longer; Mr. Sobieski—2 yrs after the termination of his employment and Ms. Colleran: 2 years after the termination of her employment.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1    Employment Agreement, dated April 7, 2008, by and between LifeCell Corporation and Paul G. Thomas

99.2	Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement, dated April 7, 2008, by and between LifeCell Corporation and Paul G. Thomas

99.3	Employment Agreement, dated April 7, 2008, by and between LifeCell Corporation and Steven T. Sobieski

99.4	Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement, dated April 7, 2008, by and between LifeCell Corporation and Steven T. Sobieski

99.5	Employment Agreement, dated April 7, 2008, by and between LifeCell Corporation and Lisa Colleran

99.6	Confidentiality, Assignment of Contributions and Inventions, Non-Competition, and Non-Solicitation Agreement, dated April 7, 2008, by and between LifeCell Corporation and Lisa Colleran

Important Information

The tender offer described herein has not commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of LifeCell Corporation. At the time the tender offer is commenced, Kinetic Concepts, Inc. and a wholly owned subsidiary of Kinetic Concepts, Inc. intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and LifeCell Corporation intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Kinetic Concepts, Inc.’s wholly owned subsidiary and LifeCell Corporation intend to mail documents to the stockholders of LifeCell Corporation. These documents will contain important information about the tender offer that should be read carefully before any decision is made with respect to the tender offer.

Stockholders of LifeCell Corporation will be able to obtain a free copy of these documents (when they become available) and other documents filed by LifeCell Corporation or Kinetic Concepts, Inc. with the Securities and Exchange Commission (the “SEC”) at the website maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from LifeCell Corporation by contacting LifeCell Corporation at One Millenium Way, Branchburg, New Jersey 08876, attention: Investor Relations.

Cautionary statement regarding forward-looking statements

This filing contains forward-looking statements as defined by the federal securities laws which are based on the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, projected or implied, including, among other things, risks relating to the expected timing of the completion and financial benefits of the Offer and the Merger. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECELL CORPORATION

By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer

Date: April 11, 2008